                                                                EXHIBIT 99.11(a)

                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 3, 1995 for Goldman Sachs Equity Portfolios, Inc. and to all references to our firm included in or made a part of Post-Effective Amendment No. 19 and Amendment No. 21 to registration statement File Nos. 33-33316 and 811-6036, respectively.



                                                         /s/ Arthur Andersen LLP



Boston, Massachusetts
November 28, 1995